UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

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SILK ROAD MEDICAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1213 Innsbruck Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 720-9002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2023, the Board of Directors of Silk Road Medical, Inc. (the “Company”) appointed Mhairi Jones, age 52, as Chief Accounting Officer and Vice President, Finance, effective immediately.

Prior to this appointment, Ms. Jones served as the Company’s Vice President, Finance and Accounting, a position she had held since February 2018. Prior to joining the Company, Ms. Jones served as Vice President of Finance of Avinger, Inc., a public traded company engaged in the treatment of peripheral arterial disease, from December 2014 to February 2018. Prior to Avinger, she served as Vice President, Finance and Administration of C8 MediSensors, Inc., a privately held noninvasive glucose monitoring company, from April 2011 to July 2013. Prior to that position, Ms. Jones served as Vice President, Finance and Administration of Xoft, Inc., a privately held oncology company that was acquired by iCAD in 2011. Before Xoft, she served as Corporate Controller of Kyphon Inc., which was acquired by Medtronic Inc. in 2007. Prior to Kyphon, she served as Senior Manager in the audit and assurance practice with PricewaterhouseCoopers LLP. Ms. Jones is a licensed Certified Public Accountant in the State of California. She earned her B.S. degree in accounting from Santa Clara University.

Since Ms. Jones serves as the Company’s principal accounting officer, the following additional information is provided with respect to her appointment:

•There is no family relationship between Ms. Jones and any of the Company’s directors or executive officers.

•There is no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, which the Company was or is to be a participant and in which Ms. Jones or any related person had or will have a direct or indirect material interest that would be required to be disclosed under Item 404(a) of SEC Regulation S-K, other than the employment relationship between Ms. Jones and the Company.

•The Company intends to enter into its standard form of indemnification agreement with Ms. Jones, which agreement requires the Company to indemnify its officers to the fullest extent permitted by Delaware law. The foregoing description of the indemnification agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

•As a result of Ms. Jones’s appointment, Lucas W. Buchanan, the Company’s Chief Financial Officer and Chief Operating Officer, will no longer serve as the Company’s principal accounting officer but will remain as the Company’s principal financial officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on March 9, 2023, the Company’s Board of Directors (the “Board”) approved and adopted Amended and Restated Bylaws (the “Amended and Restated Bylaws”) incorporating certain amendments, including amendments in response to the new universal proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) and recent amendments to the Delaware General Corporation Law (the “DGCL”). The Amended and Restated Bylaws will become effective as of March 15, 2023.

The amendments reflected in the Amended and Restated Bylaws, include, among other changes:

•Enhancing the procedural mechanics and disclosure requirements relating to business proposals submitted and director nominations made by stockholders for consideration at annual meetings of the stockholders of the Company, including referring specifically to the new SEC universal proxy rule and requiring additional information regarding director nominees;

•Providing greater flexibility for adjourning and reconvening a meeting of the Company’s stockholders, including if no quorum is obtained;

•Revising the notice to stockholders provisions to comply with the DGCL;

•Eliminating the former requirement that the Company make available its stockholder list during a meeting of the Company’s stockholders;

•Expanding the responsibilities of the person presiding over any meeting of the Company’s stockholders;

•Deleting references related to a classified Board where appropriate;

•Making other changes consistent with amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended; and

•Adding emergency bylaw provisions in case of an emergency, disaster or catastrophe to give the Company greater flexibility in navigating these challenges as now permitted by the DGCL.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, as approved, adopted, and effective on March 15, 2023, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Silk Road Medical, Inc. Effective as of March 15, 2023 (filed herewith)
10.1

Form of Indemnification Agreement between Silk Road Medical, Inc. and Directors and Officers (incorporated by reference to Exhibit 10.1 to the initial filing of the Registration Statement on Form S-1 of Silk Road Medical, Inc. (File No. 333-233044) filed with the Securities and Exchange Commission on August 6, 2019)

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: March 15, 2023	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Executive Vice President, Chief Legal Officer and Secretary